UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 6, 2010

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5— Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2010, the Board of Directors of Evergreen Energy Inc. (the “Company”), upon the recommendation of the Corporate Governance and Nominating Committee, appointed William G. Gibson and Chester N. Winter to the Board of Directors.  At this time, Mr. Gibson and Mr. Winter have not been appointed to any Committees. The Board has determined that Mr. Gibson and Mr. Winter are “independent” within the meaning of the NYSE Arca Equities Rule 5.3(k) and he has no material relationship or reportable transactions with the Company under Item 404(a) of Regulation S-K.

Mr. Gibson and Mr. Winter, as non-employee directors, participate in the standard non-employee director compensation arrangements described in the Company’s 2009 proxy statement. Consistent with the Company’s current policies, Mr. Gibson and Mr. Winter received an option to purchase 50,000 shares of our common stock at an exercise price of $0.44 per share, the closing market price on January 6, 2010.  The options are immediately exercisable and expire on January 6, 2013.

William G. Gibson

Mr. Gibson, 61, is a seasoned executive with over 35 years experience in high technology. Mr. Gibson has served on the Board of Directors of a privately held bio-fuel renewable energy company since November 2007. Mr. Gibson served as president and Chief Executive Officer of Network General Corporation, from November 2005 through November 2007, which was acquired by NetScout in November 2007.  Previously, he served as a Senior Executive Consultant at Silver Lake Partners from February 2005 through November 2005. In addition, Mr. Gibson has held the position of Chief Operation Officer of Crystal Decision, Inc., a provider of business intelligence software and services, where he helped orchestrate the restructure and refocus of a slow growing desktop software company into an enterprise ready software category leader.  Gibson also held management, operations and sales positions at industry-leading companies such as AT&T Corporation, Lucent Technologies, Inc., NEC Corporation, Rogers Cantel Mobile Communications, Inc., Securitylink, Sharp Electronics and Sprint PCS.

Chester N. Winter

Mr. Winter, 77, is co-founder and has served as the general partner of NewWest Capital Partners, an investment fund manager since its founding in 1999.  Until a recent merger with an international advertising agency, he was chairman of Texture Media, a fast growing and web based interactive brand building media technology agency from 2004 to 2009.  Mr. Winter currently serves on the boards of First Western Trust Bank, the University of Colorado Department of Economics and the Bard Center for Entrepreneurship.  Previously, he was a member of the board of directors of Econergy International, one of the premier carbon trading companies after the ratification of the Kyoto Protocol, and chairman of Highland Energy Group, a venture capital funded energy Management company.  Mr. Winter served on the Econergy Board with Tom Stoner and Richard Perl. He served on the Board of Highland Energy with Tom Stoner. In addition,

Mr. Winter served on the Boards of Directors of Clinical Diagnostics, Inc., U.S. Wireless Data and Soleron Corp., all public companies.  He has also completed the owner/president management program at the Harvard Business School and eighteen volunteer projects with businesses in developing countries around the world.

Departing Directors

Additionally, on January 7, 2010, James S. Pignatelli and Stanford M. Adelstein informed the Board of Directors of Evergreen Energy Inc. that they will retire from the Board effective January 7, 2010.  There is no known disagreement between the Company, Mr. Pignatelli or Mr. Adelstien on any matter relating to the Company’s operations, policies or practices.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release dated January 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: January 11, 2010	By: /s/ Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer

Evergreen Energy Inc.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press release dated January 11, 2010